Exhibit 10.15

JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN

AMENDED: 1 November 1987

AMENDED: 24 February 1988

AMENDED: 28 February 1990

AMENDED: 27 February 1991

AMENDED: 29 May 1991

AMENDED: 26 August 1992

AMENDED: 09 December 1992

AMENDED: May 1993 – Effective: 01 July 1993

AMENDED: 08 December 1993 – Effective: 01 July 1993

AMENDED: 07 December 1994

AMENDED: May 1995 – Effective: 01 January 1995

AMENDED: 13 December 1995 – Effective: 01 January 1995

AMENDED: 04 December 1996 – Effective: 01 January 1997

AMENDED: 07 January 1998 – Effective: 01 January 1998

AMENDED: 26 May 1999 - Effective: 26 May 1999

AMENDED: 19 July 1999 - Effective: 01 July 1999

AMENDED: 06 August 1999 – Effective: 01 August 1999

AMENDED: 02 November 1999 – Effective: 01 November 1999

AMENDED: 31 July 2000 –Effective: 01 Jan 2000 (Item (1&2) 01 Apr 2000 (Item (3)

(See Resolution for Item explanation)

AMENDED: 29 January 2002 - Effective: 01 January 2002

AMENDED: 1 December 2005 – Effective: 1 January 2005

AMENDED: 13 December 2007 – Effective: 1 January 2007

AMENDED: 29 October 2008 – Effective: 1 November 2008

i

AMENDED: 30 June 2009 – Effective: 1 July 2009

AMENDED: December 2011 – EFFECTIVE: 1 October 2011

AMENDED: 15 October 2014 – Effective 1 November 2014

Supplemental Pension Benefit

JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN

TABLE OF CONTENTS

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Section 6. Survivor Benefits
6.1 Death of an Active or Disabled Participant	16
6.2 Death of a Retired Participant	16
6.3 Commencement and Duration	17
6.4 Survivor Benefit Election After Retirement	17

Section 7. Financing of Benefits
7.1 Contractual Obligation	18
7.2 Unsecured General Creditor	18
7.3 Funding	18
7.4 Vesting	18
7.5 Administration	18
7.6 Expenses	18
7.7 Indemnification and Exculpation	18
7.8 Effect on Other Benefit Plans	19
7.9 Tax Liability	19

APPENDIX A
Article A-1 APPLICATION; PAYMENT OF PLAN BENEFIT AFTER 2006
A-1.1 Application of this Article	20
A-1.2 Retirement During Calendar Year 2007 or Later	20
A-1.3 Termination During Calendar Year 2005 or Later	20
A-1.4 Termination Prior to 1 January 2005	20
A-1.5 Separation from Service Following a Change in Control	20
A-1.6 One-Time Lump Sum	20

Article A-2 DEATH and DISABILITY BENEFITS	22
A-2.1 Application of Article A-2	22
A-2.2 No Additional Rights Because of Death	22
A-2.3 Rules Based on Timing of Death	22
A-2.4 Separation from Service Due to Disability	24
A-2.5 Return to Work Following Disability	24

APPENDIX B
Article B-1 MISCELLANEOUS PROVISIONS
B-1.1 Application of this Article	26
B-1.2 Impact of Vacation	26
B-1.3 Impact of Leave of Absence and Special Paid Leave of Absence	26
B-1.4 No Acceleration or Delay	27
B-1.5 Interpretation Consistent with Section 409A Compliance	27
Article B-2 AMENDMENT AND TERMINATION
B-2.1 Amendment and Termination	28
B-2.2 Plan Benefit in the Event of Termination	28
Article B-3 DEFINITIONS
B-3.1 Section References	29
B-3.2 Terms Defined	29

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JOHN DEERE SUPPLEMENTAL PENSION BENEFIT PLAN

Section 1.                     Purpose and Establishment

1.1                Establishment and Amendment of the Plan. Deere & Company (the “Company”) established and presently maintains the John Deere Supplemental Pension Benefit Plan (the “Plan”), an unfunded supplemental retirement plan for the benefit of its eligible employees, on 1 November 1978. Said plan is hereby further amended and restated as set forth herein effective as of 1 January 1997. Effective as of 1 January 2007, the Plan is amended pursuant to Section 409A of the Code as set forth in Appendices A and B, which form part of the Plan. Amendments to the Plan adopted in 2006 and 2007 are intended to align Plan provisions with prior operational changes and avoid the imposition on any Participant of taxes and interest pursuant to Section 409A of the Code. The Plan is hereby amended and restated as set forth herein, effective as of 1 November 2014

1.2                Purpose. The purpose of this Plan is to promote the mutual interests of Deere & Company and its Officers and Executives.

1.3                Cost of Benefits. Cost of providing benefits under the Plan will be borne by the Company.

1.4                Application of Plan. The provisions of this Plan as set forth herein are applicable only to the employees of the Company in current employment on or after 1 November 1987, except as specifically provided herein. Except as so provided, any person who was covered under the Plan as in effect on 31 October 1987 and who was entitled to benefits under the provisions of the Plan shall continue to be entitled to the same amount of benefits without change under this Plan. Any person covered under the Plan as in effect 1 November 1987 who is age 55 or above on 1 November 1987 shall be entitled to the larger of the benefit amount in Section 3.2 below or the benefit provided under the John Deere Supplemental Pension Benefit Plan effective prior to 1 November 1987.

Notwithstanding any provision of this Plan to the contrary, the provisions of Appendices A and B shall apply to payment of benefits on or after 31 December 2006 and such appendices shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between such Appendices and such other provisions of the Plan.

1.5                Administration, Amendment and Termination. The Plan is administered by and shall be interpreted by the Company. The Board of Directors of the Company or the Pension Plan Oversight Committee of the Board may at any time amend, modify or terminate this Plan in their sole discretion. In addition, the Deere & Company Compensation Committee shall have the authority to approve all amendments or modifications that:

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a.                                   in the Compensation Committee’s judgment are procedural, technical or administrative, but do not result in changes in the control and management of the Plan assets; or

b.                                   in the Compensation Committee’s judgment are necessary or advisable to comply with any changes in the laws or regulations applicable to the Plan; or

c.                                    in the Compensation Committee’s judgment are necessary or advisable to implement provisions conforming to a collective bargaining agreement which has been approved by the Board of Directors; or

d.                                   in the Compensation Committee’s judgment will not result in changes to benefit levels exceeding $5 million dollars per amendment or modification during the first full fiscal year that such changes are effective for the Plan; or

e.                                   are the subject of a specific delegation of authority from the Board of Directors.

Provided, however, that this Plan shall not be amended or modified so as to reduce or diminish the benefit then currently being paid to any employee or Surviving Spouse of any former employee without such person’s consent. The power to terminate this Plan shall be reserved to the Board of Directors of Deere & Company. The procedure for amendment or modification of the Plan by either the Board of Directors, or, to the extent so authorized, the Pension Plan Oversight Committee, as the case may be, shall consist of: the lawful adoption of a written amendment or modification to the Plan by majority vote at a validly held meeting or by unanimous written consent, followed by the filing of such duly adopted amendment or modification by the Secretary with the official records of the Company.

1.6                Nonencumbrance of Benefits. Except as provided in Article VIII, Section 8 of the John Deere Pension Plan for Salaried Employees, no employee, retired employee, or other beneficiary hereunder shall have any right to assign, alienate, pledge, hypothecate, anticipate, or in any way create a lien upon any part of this Plan, nor shall the interest of any beneficiary or any distributions due or accruing to such beneficiary be liable in any way for the debts, defaults, or obligations of such beneficiary, whether such obligations arise out of contract or tort, or out of duty to pay alimony or to support dependents, or otherwise.

1.7                Employment Rights. Establishment of this Plan shall not be construed to give any Participant the right to be retained by the Company or to any benefits not specifically provided by the Plan.

1.8                Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had

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never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of invalidity or illegality by amendment as provided in the Plan.

1.9                Applicable Law. This Plan is fully exempt from Titles II, III, and IV of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA and other applicable law (including, to the extent not preempted by federal law, the laws of the State of Illinois).

Section 2.                     Definitions

2.1     Definitions. Whenever used in this Plan, it is intended that the following terms have the meanings set forth below. Defined terms used in Appendix A or B have the meanings set forth in Appendix B.

(a)                   “Average Pensionable Pay” of the Traditional Pension Option means the average for each year of the following:

(1)                   all straight-time salary payments, plus the larger of (i) or (ii) through 31 December 2000 and as of 1 January 2001 plus the larger of (i) or (iii) below:

(i)                                  the amounts paid under the John Deere Profit Sharing Plan and the John Deere Short-Term Incentive Plan prior to 1991 plus the sum of the bonuses paid under the John Deere Performance Bonus Plan for Salaried Employees, the John Deere Health Care, Inc. Annual Performance Award Plan or the John Deere Credit Company Profit Sharing Plan.

(ii)                              the amount paid prior to 1989 under the John Deere Long-Term Incentive Plan, the John Deere Restricted Stock Plan through 1998, or after 1998 the Pro-rated Yearly Vesting Amount under the John Deere Equity Incentive Plan.

(iii)                          the target amount under the John Deere Performance Bonus Plan for Salaried Employees, the John Deere Health, Inc. Annual Performance Award Plan or the John Deere Credit Company Profit Sharing Plan.

(2)                   The annual average of such amounts shall be based on the five (5) highest years, not necessarily consecutive, during the ten (10) years immediately preceding the earliest of the Participant’s retirement, total and permanent disability, or death. The greater of any such short or long-term awards as defined in 2.1(a)(1)(i) or (ii) above paid or vested during the twelve months immediately following the Participant’s retirement, shall be substituted for the lowest such annual short or long-term bonus award used to calculate Average Pensionable Pay, if the result would be a higher pension benefit. All amounts used in calculating the Average Pensionable Pay will be determined before the effect of any salary or bonus deferral or reduction

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resulting from an election by the Employee under any Company sponsored plan or program, but excluding any matching and/or growth factor, Company contribution, and/or flexible credits provided by the Company under any such plan or program.

(b)                   “Average Monthly Pensionable Pay” means the Average Pensionable Pay divided by twelve (12).

(c)                     “Board” means the Board of Directors of the Company.

(d.1)      Career Average Pay of the Contemporary Pension Option means the following for those Officers listed in Exhibit 1:

(1)                   The highest five calendar years of the last ten not necessarily consecutive as of 31 December 1996 plus the greater of short-term bonus or long-term incentive pay received in each of those years as defined in section 2.1(a)(1)(i) or (ii) above.

plus

(2)                   Base pay and short-term bonuses as defined in Section 2.1(a)(1)(i) above paid beginning 1 January 1997 and thereafter (excluding any long-term incentives as defined in section 2.1(a)(1)(ii) above).

The amounts of all salary, short-term bonus, or other pay received as described in (1) and (2) above will be divided by the number of pay periods in which base pay was received to determine the Career Average Pay.

(d.2)      “Career Average Pay” of the Contemporary Pension Option means the following for newly eligible Participants effective the latter of 1 January 1997 or entering Base Salary Grade 13 or above:

(3)                   The highest five consecutive of the last ten anniversary years or the last 60 months of straight time pay if higher as of 31 December 1996 for Participants with five or more years of continuous employment.

plus

(4)                   Restorable short-term performance bonuses earned and paid during the years 1992-1996 credited at the rate of 1/120th for each pay period of continuous employment beginning 1 January 1997. Short-term performance bonuses are defined in 2.1(a)(1)(i) of this Plan.

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plus

(5)                   All straight time pay plus short-term performance bonuses paid on or after 1 January 1997 (excluding any long-term incentives such as stock options).

The amounts of salary and bonus derived from (d.2)(1) plus (2) plus (3) above are divided by the number of pay periods in which base pay was received to determine the career average pay. This amount multiplied times 2 transforms career average pay to a monthly equivalent.

(e)                   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)                       “Company” means Deere & Company, a Delaware corporation.

(g)                   “Contemporary Pension Option” means the benefit provided to Officers Listed in Exhibit 1 who elect the Contemporary Pension Option on or before 15 November 1996, and all other Executives who become Participants on or after 1 January 1997.

(h)                  “Disability” shall have the same meaning as under the Qualified Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees.

(i)                        “Executive” means an employee base salary grade 13 or above who on 1 January 1997 is a non-officer, or an employee who attains base salary grade 13 or above after 1 January 1997. An employee who attains base salary grade 13 on or after 1 November 2014 shall not be considered an Executive under the Plan. Notwithstanding the foregoing, the following special cases apply:

(1)      An employee who, on or after 1 November 2014, attains or is restored to base salary grade level 13 or above in connection with or following rehiring or return from leave of absence or disability shall be considered an Executive under the Plan only with respect to the period preceding 1 November 2014 during which the employee held base salary grade 13 or above.

(2)      An employee who permanently transferred outside the U.S. prior to 1 November 2014 will be considered an Executive under the Plan only with respect to the period preceding such permanent transfer during which the employee held base salary grade 13 or above (and, if applicable, any period following a subsequent permanent transfer back to the United States during which the employee held base salary grade 13 or above but only if the permanent transfer back to the United States occurs before 1 November 2014).

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(3)                   An employee who attained base salary grade 13 on or before 1 November 2014 and who had not participated in the Qualified Retirement Plan prior to 1 November 2014 shall not be considered an Executive under the Plan.

(j)                         “Officer” means employees listed in Exhibit I.

(k)                    “Non-officer” means any employee of the Company who is not an elected officer and does not hold one of the elected positions listed in (i) above.

(l)                        “Participant” means an Officer as defined in (i) above or Salary Grade 13 and above Executives (determined applying the exclusions and rules for special cases set forth in the definition of “Executive” above).

(m)               “Plan Year” means the 12-month period beginning each November 1.

(n)                  “Pro-rated Yearly Vesting Amount under the John Deere Equity Incentive Plan” means for the purposes of calculating a long term incentive amount under Section 2.1 (a) (1) (ii) of this Plan is one-quarter of each bi-annual EIP Grant allocated to each year following the Grant date multiplied times the Grant Price. In the event an EIP Grant vests and bonus shares are payable during the 12 months immediately following a Participant’s retirement, the actual value of the Grant will be redetermined and allocated equally in one-quarter increments to each of the years following the Grant date which were used to calculate Average Pensionable Pay, if the result would be a higher pension benefit.

(o)                   “Qualified Retirement Plan” means the John Deere Pension Plan for Salaried Employees which is a qualified plan under Section 401(a) of the Internal Revenue Code. Provisions under this Plan shall in no way alter provisions under the Qualified Retirement Plan.

(p)                   “Retirement Benefit” shall be a single-life annuity or lump sum amount as provided under Section 3 subject to provisions of Section 5.

(q)                   “Section 162(m) Participant” means a participant who is the CEO or the four highest paid Executives, as reported in the proxy, who is employed on the last day of the fiscal year.

(r)                       “Service” shall have the same meaning in this Plan as “service credit” in the Qualified Retirement Plan. Service credit for benefit purposes in this Plan for those Executives not listed in Exhibit I will begin on the latter of 1 January 1997 or attainment of base salary grade 13 or above whichever is later. Service credit will not be provided to employees who attain base salary grade 13 on or after 1 November 2014. Notwithstanding the foregoing, the following special cases will apply:

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(1)      An employee who, on or after 1 November 2014, attains or is restored to base salary grade level 13 or above in connection with or following rehiring, or return from leave of absence or disability, or permanent transfer into the U.S., shall receive service credit under this Plan only with respect to the period preceding 1 November 2014 during which the employee held base salary grade 13 or above.

(2)      An employee who permanently transferred outside the U.S. prior to 1 November 2014 will receive service credit under this Plan only with respect to the period preceding such permanent transfer during which the employee held base salary grade 13 or above (and, if applicable, any period following a subsequent permanent transfer back to the United States during which the employee held base salary grade 13 or above but only if the permanent transfer back to the United States occurs before 1 November 2014).

(3)                   For the avoidance of doubt, it is noted that an employee who attained base salary grade 13 on or before 1 November 2014 and who had not participated in the Qualified Retirement Plan prior to 1 November 2014 shall not receive any service credit under this Plan, as such an employee is not considered an Executive under the Plan.

(s)                    “Surviving Spouse” shall mean the legally married spouse (determined under both the laws of the deceased participant’s domicile and the laws of the United States) of a deceased participant.

(t)                        “Traditional Pension Option” means the benefit under this Plan for Officers who (1) are listed in Exhibit 1, and (2) are or become Participants, and (3) who elect the Traditional Pension Option on or before 15 November 1996.

2.2                Gender and Number. Except when otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the singular shall also include the plural.

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Section 3.       Supplemental Pension Benefit

3.1                Eligibility. A Participant shall be eligible for benefits under the provisions of this Plan if such Participant is (1) entitled to a Vested Plan Benefit under the Qualified Retirement Plan, (2) has attained Salary Grade 13 or above on or before 31 October 2014, and (3) has attained (a) age 60 under the Traditional Pension Option; (b) any age under the Contemporary Pension Option; or (c) any age, if eligible to retire on 1 January 1997. Notwithstanding any provision of this Plan to the contrary, a Participant who has not attained at least Salary Grade 13 by 31 October 2014 shall not be eligible for benefits under the Plan. Whether an employee qualifies as a Participant by virtue of being a Salary Grade 13 or above Executive will be determined applying the exclusions and rules for special cases set forth in the definition of “Executive” above.

3.2                Amount. Upon termination of employment an eligible Participant pursuant to 3.1 above, shall be entitled to a monthly Retirement Benefit as follows:

(1)                       Traditional Pension Option equals (a) plus (b) below:

(a)          2% of Average Monthly Pensionable Pay for each year of service as an Officer.

(b)          1 1/2% of Average Monthly Pensionable Pay for each year of service as a non-Officer.

or

(2)                       Contemporary Pension Option equals (a) plus (b) below:

(a)          2% of Career Average Pay for each year of service as an Officer or Participant.

(b)          1 1/2% of Career Average Pay for each year of service as a non-Officer prior to the latter of 1 January 1997 or attainment of base salary grade 13 or above, whichever is later.

This amount determined in Section 3.2(1) or 3.2(2), as applicable, shall be subject to any reductions for

(1)                             Early retirement under the Contemporary Pension Option as provided in Section 3.4 of this plan.

(2)                             Any formula used (or that would be used) to calculate any age and/or service-related reduction in the retiree’s monthly benefit under the terms of the Qualified Retirement Plan in effect as of 1 January 2007.

(3)                             Survivor benefits described in Section 6.

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(4)                             Provisions shown in Section 3.3 which follows and shall be further reduced by the sum of

(i)           the benefit earned under the Qualified Retirement Plan; and

(ii)          the benefit provided under the John Deere Senior Supplementary Pension Plan or ERISA Supplementary Pension Plan, as the case may be.

Notwithstanding the foregoing, effective 1 January 2007, an Eligible Participant pursuant to Section 3.1 above shall become entitled to the monthly Retirement Benefit described in this Section 3.2 upon his or her Separation from Service (as defined in Article B-3 of Appendix B); provided, however, that Section B-1.2, if applicable, shall apply in calculating the amount of the Participant’s benefit under the Plan, and the time and form of payment shall be determined in accordance with Appendix A.

3.3                Limitations.

(a)      The total monthly Retirement Benefit paid under the Traditional Pension Option of this Plan, the Qualified Retirement Plan and the John Deere Senior Supplementary Pension Plan or ERISA Supplementary Pension Plan, as the case may be, may not exceed 66-2/3% of the Average Monthly Pensionable Pay. If such number is exceeded the amount payable under this Plan shall be reduced to the extent necessary to equal 66-2/3% of the Average Monthly Pensionable Pay.

(b)      That part of the Retired employee’s monthly benefit which is based on service credit prior to 1 July 1993 (1 January 1994 for employees of John Deere Credit Company, John Deere Health Care, Inc. and John Deere Insurance Group) shall be reduced by 1/2% for each full year in excess of 10 years that the spouse is younger than the employee.

3.4                Reduction for Early Retirement under Contemporary Pension Option. The amount determined in 3.2 above shall be reduced 1/3% per month from the unreduced full benefit age, as defined under the terms of the Contemporary Pension Option of the Qualified Retirement Plan in effect as of 1 January 2007, as of the date benefits commence.

3.5                Commencement and Duration. Payment of monthly retirement benefits provided under this Plan shall commence on the first day of any calendar month following the date of retirement as elected under the Qualified Retirement Plan. Benefit payments will be made on the first day of each calendar month thereafter. The last payment will be made the first day of the calendar month in which the Participant dies, subject to the provisions of Section 5.

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Alternatively, the Participant may elect to receive a lump sum payment for all or a portion (in 10% increments from 10% to 90%) of the Retirement Benefits payable under this Plan including the 55% joint and survivor annuity equal to 11% of the supplemental benefit payable, adjusted for service accrued through 30 June 1993, or 31 December 1993 in the case of employees of John Deere Credit Company, John Deere Health Care, Inc., or John Deere Insurance Group. Written notice of the Participant’s election to receive a lump sum payment shall be irrevocable, and must be received by the Company within the twelve (12) months prior to payment, but in no event subsequent to the Participant’s date of retirement. The lump sum payment shall be made to Participant twelve (12) months after receipt of notice by the Company but in no event prior to the Participant’s retirement.

Notwithstanding the above, a Section 162(m) Participant whose retirement date coincides with the Company’s fiscal year-end date will not be paid the previously elected lump-sum payment until he is no longer a Section 162(m) Participant.

Effective beginning 1 January 2002 and thereafter, the lump sum will be calculated using an interest rate assumption equal to the average yield in September of the preceding Plan Year on 30-year Treasury Constant Maturities (as published in October by the Internal Revenue Service) and the mortality table shall be based upon a fixed blend of 50% male mortality rates and 50% female mortality rates from the Group Annuity Reserving Table (“GAR”) , as set forth in Revenue Ruling 2001-62, in effect at the beginning of the plan year in which payment is made. The age used in the calculation will be the age of the Participant.

Effective beginning 1 November 2008 and thereafter, the lump sum will be calculated using an interest rate assumption equal to the average yield in September of the preceding Plan Year of 30-year Treasury Constant Maturities (as published in October by the Internal Revenue Service) and the mortality table shall be based upon such mortality table as may be prescribed by the IRS pursuant to Code section 417(e)(3), and which the IRS shall publish from time to time. For the Plan Year beginning 1 November 2008 and, until modified, such mortality table will be the table published in Revenue Ruling 2007-67. Effective 1 November 2008, in no event will the lump sum paid be less than the present value determined by using the “applicable interest rate” and the “applicable mortality table” with such terms having the meaning provided under Section 417(e) of the Code, as in effect from time to time. The age used in the calculation will be the age of the Participant.

Monthly retirement benefits will be redetermined as soon as practicable and increased benefits paid retroactive to the Participant’s date of retirement for:

(a)      any eligible long or short-term bonus paid after retirement replacing an earlier bonus award used to calculate Average Pensionable Pay under the Traditional Pension Option

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or

(b)                   any eligible short-term bonus paid after retirement added to career average earnings used to calculate pension benefits under the Contemporary Pension Option.

Effective 1 January 2008, monthly retirement benefits determined as described above shall be paid upon the later of (i) the date specified for payment in accordance with Section A-1.2 or A-1.3, as applicable, or (ii) on the first day of the calendar month following vesting of the bonus giving rise to the adjustment.

3.6                Death Prior to Receipt of Lump Sum. If an active Participant or a Participant on Permanent and Total Disability dies after receipt of notice by the Company pursuant to Section 3.5 of Participant’s irrevocable election to receive a lump sum payment, but before the expiration of twelve (12) months after receipt by the Company of such election, a Surviving Spouse of the Participant who is eligible for a survivor benefit under Section 6 will receive a lump sum survivor’s benefit under Section 6.1 of this Plan. The 55% Surviving Spouse lump sum benefit will be payable no earlier than twelve (12) months following receipt of notice by the Company of the deceased Participant’s irrevocable election but not before the first day of the month following eligibility for a Surviving Spouse benefit under the Qualified Retirement Plan.

If a retired Participant or a Participant on Permanent and Total Disability subsequently retires under Normal Retirement and dies after receipt of notice by the Company pursuant to Section 3.5 of Participant’s irrevocable election to receive a lump sum payment, but before the expiration of twelve (12) months after receipt by the Company of such election, a Surviving Spouse of the Participant who is eligible for a survivor benefit under Section 6 will receive the Participant’s full lump sum benefit under Section 3.5 of this Plan in lieu of Surviving Spouse benefits under Section 6. In the event the retired Participant is unmarried at the date of death or the Surviving Spouse of the deceased Participant is not eligible for survivor benefits under Section 6, the Participant’s full lump sum benefit will be paid to the deceased Participant’s estate. The lump sum benefit will be payable no earlier than twelve (12) months following receipt of notice by the Company of the deceased Participant’s irrevocable election.

3.7                Qualified Domestic Relations Order.

Distribution is prohibited under the Plan prior to the Participant’s retirement and, in the event of a Qualified Domestic Relations Order, the Alternate Payee must take distribution as a single lump sum payment within 180 days following the Participant’s retirement under the Plan.

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Section 4.  Disability Benefit

4.1                Eligibility. An employee who qualifies for a Disability benefit in accordance with the provisions of the Qualified Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees shall be entitled to a benefit under this Plan upon retirement under a normal retirement under the Qualified Retirement Plan.

4.2                Amount. The amount shall be determined in accordance with 3.2 except that service as an Officer shall be determined for the period of time prior to total and permanent disability as defined in the Qualified Retirement Plan or John Deere Long Term Disability Plan for Salaried Employees.

4.3                Commencement and Duration. In the event of Disability, the payment method shall be the same as that elected pursuant to Section 3.5 of this Plan. In the event of Disability, payments of Retirement Benefits provided under this section shall be made or commence on the same date as Retirement Benefits commence under the normal Retirement Provisions under the Qualified Retirement Plan.

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Section 5.  Change in Control of Company

5.1                Eligibility. If a Change in Control of the Company (as defined in 5.2 below) shall have occurred, and a Participant who has not attained age 60 ceases to be an employee of the Company within twenty-four months following a Change in Control of the Company, such Participant shall be eligible for benefits under the provisions of this Plan notwithstanding his age at the time of such cessation of employment, unless such cessation of employment is (i) by the Company for “Cause” (as defined in 5.3 below), or (ii) by the Participant who is not Retirement Eligible for other than Good Reason (as defined in 5.4 below). If the Participant ‘s cessation of employment is by reason of Death or Permanent Disability, the Participant ‘s rights under this Plan shall be governed by Section 4 and 6 of this Plan, despite the occurrence of a change in control. References in this Section 5.1 to “cessation of employment” shall be references to a Separation from Service, as defined in Article B-3 of Appendix B.

5.2                Change in Control of the Company. A change in control of the Company shall mean a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as now or hereafter amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

(i)                                            any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13(d-3) under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                        during any period of two (2) consecutive years (not including any period prior to December 9, 1987) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(iii)                                    the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

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(iv)                                    the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

5.3                Cause. Termination of employment by the Company for “Cause” shall mean termination pursuant to notice of termination setting out the reason for termination upon (i) the willful and continued failure by the participant to substantially perform his duties with the Company after a specific, written demand is developed; (ii) the willful engaging by the participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise or (iii) the participant’s conviction of a felony which impairs the participant’s ability substantially to perform his duties with the Company.

An act, or failure to act, shall be deemed “willful” if it is done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

5.4                Good Reason. “Good Reason” shall mean the occurrence, without the participant’s express written consent, within 24 months following a Change in Control of the Company, of any one or more of the following:

(i)                                            the assignment to the participant of duties materially inconsistent with the participant’s duties, responsibilities and status prior to the Change in Control or a material reduction or alteration in the scope of the participant’s responsibilities from those in effect prior to the Change in Control;

(ii)                                        a reduction by the Company in the participant’s base salary or profit sharing award as in effect prior to the Change in Control;

(iii)                                    the Company requiring the participant to be based at a location in excess of twenty-five (25) miles from the location where the participant is currently based;

(iv)                                    the failure by the Company or any successor to the Company to continue in effect any other Pension Plans, or its Profit Sharing Plan for Salaried Employees, Short-Term Incentive Bonus Plan, Deferred Compensation Plan, Long-Term Incentive Plan, the John Deere Stock Option Plan or any other of the Company’s employee benefit plans, policies, practices or arrangements applying to the participant or the failure by the Company to continue the participant’s participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of his or her participation relative to other participants, as existed prior to the Change in Control;

If Good Reason exists, the participant’s right to terminate his or her employment pursuant to this Subsection shall not be affected by temporary or subsequent

Supplemental Pension Benefit

incapacity due to physical or mental illness. Continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Retirement at less than “normal retirement age” as defined in the John Deere Pension Plan for Salaried Employees constitutes a “termination” for purposes of this Subsection.

5.5     Amount. The amount of the benefit payable under this section shall be determined in accordance with Section 3.2.

5.6                Commencement and Duration. Retirement Benefits provided under this section shall be made in a lump sum on the first day of the calendar month following the date the Participant ceases employment with the Company, except as noted in Section 3.5. Calculation of the lump sum payment shall be made in accordance with the terms set forth in Section 3.5

5.7                Deere & Company Severance Protection Agreement.

The change in control of Company provisions shown above do not apply in the event a Participant has received and executed a personal Severance Protection Agreement issued by Deere & Company. In order for the Severance Protection Agreement to apply in lieu of the provisions shown in Section 5 above the Agreement must be effective as shown in Article I. Establishment, Term and Purpose of the Deere & Company Severance Protection Agreement.

Supplemental Pension Benefit

Section 6.                     Survivor Benefits

6.1                Death of an Active or Disabled Participant. In the event of the death of an active Participant or a Participant on Disability, notwithstanding Section 3.1 of this Plan, the Surviving Spouse shall be eligible for a monthly survivor benefit provided the Participant:

(a)      was married and eligible to retire on the date of death under early or normal retirement provisions of the Qualified Retirement Plan or

(b)      had been married for at least one year prior to death and was on Total and Permanent Disability as provided in the Qualified Retirement Plan or

(c)      was married for at least one year prior to death and Participant had elected the Contemporary Pension Option and was vested under the Qualified Retirement Plan or

(d)      was married for at least one year prior to death and the Participant elected the Traditional Pension Option and had three years or more of service as an Officer. The benefit will be reduced 1/3% of 1% for each month the Officer would have been under age 60 at the date this Surviving Spouse benefit commences.

The Surviving Spouse benefit under this Plan for a Participant who died prior to retirement as specified in 6.1 will be in the same proportion of the Participant’s benefit under Section 3 of this Plan as the Surviving Spouse benefit under the Qualified Retirement Plan bears to the Participant’s benefit under Article IV, Section 1 of the Qualified Retirement Plan. The Surviving Spouse benefit will be payable as a monthly annuity or as a lump sum as of the first of the month following eligibility for a Surviving Spouse benefit under the Qualified Retirement Plan.

6.2     Death of a Retired Participant. The Surviving Spouse shall be eligible for a monthly survivor benefit provided:

(a)                    the Participant is eligible for a retirement benefit under this Plan and

(b)                   the Participant had not received the lump sum payment provided under Section 3.5 of this Plan and

(c)                     the Surviving Spouse and Participant were either:

(1)                       continuously married before the Participant’s early or normal retirement or

(2)                       the Participant had elected a Surviving Spouse benefit under Section 6.4 below.

Supplemental Pension Benefit

The survivor benefit option elected by the retired Participant under Article IV, Section 1 of the Qualified Retirement Plan shall apply to the survivor benefit payable under this Plan. Any formula used to calculate the reduction in the retiree’s monthly benefit under the Qualified Retirement Plan shall also apply under this Plan.

6.3    Commencement and Duration. Payment of monthly death benefits provided under this section shall commence on the same date that Surviving Spouse benefits commence under the Qualified Retirement Plan. The last payment will be made on the first day of the month of the Surviving Spouse’s death.

6.4    Survivor Benefit Election After Retirement. A Participant who retired and is receiving benefits under this Plan, for whom no survivor benefit is in effect, may elect a survivor benefit by filing a written application with the Company provided:

(1)     The Participant was not married at retirement and has subsequently married, or

(2)     The Participant has had a Survivor Benefit provision in effect and has remarried, and

(3)     The Participant had not received a lump sum payment provided in Section 3.5 of this Plan.

The Survivor Benefit under this paragraph and any applicable reduction to the retired Participant’s benefit shall be effective with respect to benefits falling due for months commencing with the first day of the month following the month in which the Company receives an application, but in no event before the first day of the month following the month in which the retired Participant has been married to the designated spouse for one year.

On or after 1 July 1999, if the Company is notified of a designated spouse following the first day of the month in which the retired employee has been married to the designated spouse for one year, retroactive reductions and benefit adjustments will be made to the retired Participant’s pension benefit or the survivor’s benefit, in the event of a retired Participant’s death for such late notice. These retroactive reductions will become payable for the period of time based on the date the survivor benefit would have become effective (the first day of the month following the month in which the retired Participant had been married to the designated spouse for one year).

Any Surviving Spouse benefit election by the retired Participant under Article IV, Section 1 of the Qualified Retirement Plan shall apply to the survivor benefit payable under this Plan. Any formula used to calculate the reduction in the retired Participant’s monthly benefit under the Qualified Retirement Plan and Sections 3.2, 3.3, and 3.4 of this Plan will also apply.

Supplemental Pension Benefit

Section 7.     Financing of Benefits

7.1    Contractual Obligation. It is intended that the Company is under a contractual obligation to make the payments under this Plan when due. No benefits under this Plan shall be financed through a trust fund or insurance contracts or otherwise. Benefits shall be paid out of the general funds of the Company.

7.2    Unsecured General Creditor. Neither the Participant nor the Surviving Spouse shall have any interest whatsoever in any specific asset of the Company on account of any benefits provided under this Plan. The Participant’s (or Surviving Spouse’s) right to receive benefit payments under this Plan shall be no greater than the right of any unsecured general creditor of the Company.

7.3    Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company, but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No Participant shall have any right, title or interest whatever in or to any investment reserves, accounts or funds that the Company may purchase, establish or accumulate to aid in providing the benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person. Neither shall an employee acquire any interest greater than that of an unsecured creditor.

7.4    Vesting. Benefits under this Plan shall become nonforfeitable at the earlier of Disability, or Retirement under the Traditional Pension Option of the Qualified Retirement Plan after reaching age 60 or after five years of service credit and Termination or Retirement under the Qualified Retirement Plan Contemporary Pension Option. Notwithstanding the preceding sentence, a Participant or his beneficiary shall have no right to benefits hereunder if the Company determines that he engaged in a willful, deliberate or gross act of commission or omission which is substantially injurious to the finances or reputation of the Company.

7.5    Administration. This Plan shall be administered by the Company which shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this Plan as it does with respect to the Qualified Retirement Plan; provided, however, that the determination of the Company as to any questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

7.6    Expenses. The expenses of administering the Plan shall be borne by the Company.

7.7    Indemnification and Exculpation. The agents, officers, directors, and employees of the Company and its affiliates shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expenses that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they

Supplemental Pension Benefit

may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence of willful misconduct.

7.8    Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan or any other benefit plan maintained by the Company. The treatment of such amounts under other employee benefit plans shall be pursuant to the provisions of such plans.

7.9    Tax Liability. Pursuant to Section B-1.4, the Company may withhold from any payment of benefits hereunder an amount equal to the federal employment taxes (FICA) and federal, state local and foreign income tax obligations arising from a Participant’s participation and accrual of benefits under the Plan.

Supplemental Pension Benefit

APPENDIX A

ARTICLE A-1

APPLICATION; PAYMENT OF PLAN BENEFIT AFTER 2006

A-1.1

Application of this Article. Notwithstanding anything in the Plan to the contrary, the rules applicable to payment of Plan Benefits for Participants who, as of 31 December 2006, have not commenced payment are set forth in this Appendix A.

A-1.2

Retirement During Calendar Year 2007 or Later. If a Participant Retires after 31 December 2006, his Vested Plan Benefit shall be distributed in a Lump Sum with a Payment Date that is the 15th day of the month following the date that is (a) six months and one day following (b) the date of his Retirement plus one day for every day of Vacation. Such Lump Sum shall be calculated using lump sum equivalency factors for a lump sum which is actuarially equivalent to an immediate Single Life Annuity payable on the date determined in accordance with clauses (a) and (b) of this Section A-1.2 and shall be based on the Participant’s age on the date the Participant Retires plus one day for every day of Vacation.

A-1.3

Termination During Calendar Year 2005 or Later. If a Participant incurs a Termination during calendar year 2005 or thereafter, his Vested Plan Benefit shall be distributed in the form of a Lump Sum with a Payment Date that is the later of (a) 31 January 2007 and (b) the 15th day of the month following the date that is six months and one day after the date on which the Participant incurred a Termination. Such Lump Sum shall be calculated using lump sum equivalency factors for a lump sum which is actuarially equivalent to a deferred Single Life Annuity payable on the earliest date the Participant would be eligible to receive unreduced benefits under the Qualified Retirement Plan and based on the Participant’s age on the Payment Date.

A-1.4

Termination Prior to 1 January 2005. If a Participant incurred a Termination prior to 1 January 2005, but as of 31 December 2006 had not yet commenced payment of his Vested Plan Benefit, such Vested Plan Benefit shall be paid in a Lump Sum on or before 30 November 2007. The amount of the Participant’s Plan Benefit shall be determined in accordance with Sections 3.2 and 3.5.

A-1.5

Separation from Service Following a Change in Control. If a Participant incurs a Separation from Service after 31 December 2006 and [within twenty-four calendar months] following a Change in Control, and such Separation from Service is (i) by the Company for “Cause” (as defined in Section 5.3), or (ii) by the Participant who is not Retirement Eligible for other than “Good Reason” (as defined in Section 5.4), then, notwithstanding anything herein to the contrary, such Participant’s Vested Plan Benefit shall be forfeited.

A-1.6

One-Time Lump Sum. Effective 1 January 2008, Participants shall receive an amount equal to the interest that would be credited on their Account for the period beginning on the date of Separation from Service and ending on the sixth-month anniversary

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thereof, determined by using an interest rate equal to the average yield in September of the preceding Plan Year on 30-year Treasury Constant Maturities (as published in October by the Internal Revenue Service). This one-time lump sum payment shall be paid at the same time as the first distribution of the Participant’s Vested Plan Benefit under the Plan.

Participants who Separated from Service after 31 December 2004 and before 1 January 2008 shall also receive a one-time lump sum cash payment equal to the amount that such Participants would have been paid had the preceding paragraph been effective on the date of their Separation from Service, provided that the average yield in September 2007 on 30-year Treasury Constant Maturities (as published in October 2007 by the Internal Revenue Service) shall be used in determining the amount of such one-time lump sum payment. This one-time lump sum payment shall be paid on or before 29 February 2008, but in no event earlier than the date that is six months and one day after the date of the Participant’s Separation from Service.

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ARTICLE A-2

DEATH and DISABILITY BENEFITS

A-2.1   Application of Article A-2.

(a)       Death. This Article A-2 addresses the survivor benefit or death benefit (in each case, if any) under this Plan with respect to a Participant who incurs a Separation from Service due to his death on or after 1 January 2007.

(b)       Disability. This Article A-2 addresses the Payment Date and the Plan Benefit of a Participant who incurs a Separation from Service due to his Disability on or after 1 January 2007.

A-2.2   No Additional Rights Because of Death. No Vesting Solely as a Result of Death. No survivor or death benefit shall be payable to any person under this Article A-2 in respect of a Participant unless the Participant had a Vested Plan Benefit on the date of death.

A-2.3   Rules Based on Timing of Death.

(a)     Survivor or Death Benefits to Unmarried Participants. If a Participant is not married to a Surviving Spouse, has not been married to a Surviving Spouse for at least one year immediately prior to the date of death, or otherwise does not satisfy the requirements of Section 6.1:

(1)      as of the date of his Separation from Service and (i) he is an active employee (i.e., has not incurred a Separation from Service) of the Company as of the date immediately preceding his Separation from Service and (ii) such Separation from Service is by reason of the Participant’s death, no survivor benefit or death benefit with respect to such Participant’s Vested Plan Benefit, if any, shall be payable to any person and such Plan Benefit shall be forfeited as of the date of death; or

(2)      as of the date of his death and his Separation from Service occurs prior to the date of death, the survivor benefit or death benefit with respect to such Participant’s Vested Plan Benefit, if any, shall be payable to such Participant’s estate in accordance with the time and form of payment set forth in Section A-1.2 or A-1.3, as applicable.

(b)     Separation From Service Due to Death.

(1)      If an active Participant (i.e., a Participant who has not incurred a Separation from Service) who is Retirement Eligible and who satisfies the requirements of Section 6.1 incurs a Separation from Service due to his death and, as of the date of death, has been married to a Spouse for at least one year immediately prior to the date of death, the Surviving Spouse shall be paid a single lump sum

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equal to 55% of the Lump Sum payable to the Participant had the Participant Retired on the date of his death. Such Lump Sum shall be calculated using lump sum equivalency factors for a Single Life Annuity payable immediately based on the Participant’s age at the date of death. Notwithstanding anything in Section A-1.1, A-1.2 or A-1.3 to the contrary regarding the time or form of payment, such lump sum distribution to the Surviving Spouse shall be made on the 15th day of the month following the month in which the Participant dies. Effective for Participant dates of death on or after 01 July 2010, such lump sum distribution to the Surviving Spouse shall be made on the 15th day of January of the year following the Participant’s death.

(2)      If an active Participant who is not Retirement Eligible and who, as of the date of death, satisfies Section 6.1 incurs a Separation from Service by reason of his death and, as of the date of death, has been married to a Spouse for at least one year immediately prior to the date of death, the Surviving Spouse shall be paid a single lump sum equal to 55% of the Lump Sum payable to the Participant had the Participant lived until the earliest date on which he would be eligible for an unreduced benefit under the Qualified Retirement Plan and then Retired. Such lump sum payable to the Surviving Spouse shall be calculated using the lump sum equivalency factors for a Lump Sum which is actuarially equivalent to a deferred Single Life Annuity payable on the earliest unreduced benefits date under the Qualified Retirement Plan had the Participant lived to Retire and based on the Participant’s age at the date of death. The Lump Sum payable pursuant to this Section A-2.3(b)(2) shall be paid on the 15th day of the month following the month in which the Participant dies, notwithstanding anything to the contrary in Section A-1.1, A-1.2 or A-1.3 regarding the time or form of payment. Effective for Participant dates of death on or after 01 July 2010, such lump sum distribution to the Surviving Spouse shall be made on the 15th day of January of the year following the Participant’s death.

(c)     One-Time Lump Sum. Effective 1 July 2010, the surviving spouses of Participants shall receive an amount equal to the interest that would be credited on their Account for the period beginning on the date of Separation from Service and ending on the 15th of January in the year following the Participant’s death, determined by using an interest rate equal to the average yield in September of the preceding Plan Year on 30-year Treasury Constant Maturities (as published in October by the Internal Revenue Service). This one-time lump sum payment shall be paid at the same time as the first distribution of the Participant’s Vested Plan Benefit under the Plan.

(d)     Death After Separation from Service and Prior to Payment of Lump Sum. If a Participant dies after his Separation from Service but prior to the receipt of

Revised Oct 2011

          the Lump Sum distribution, such Lump Sum shall be determined and paid in accordance with Section A-1.2 or A-1.3, as applicable.

A-2.4   Separation from Service Due to Disability.

(a)      Separation from Service on or After 1 January 2007. A Participant who incurs a Separation from Service due to a Disability on or after 1 January 2007, shall receive a distribution of his Plan Benefit in a Lump Sum paid in accordance with Section A-1.2 or A-1.3. The Participant’s immediate Single Life Annuity, which is then converted into a Lump Sum in accordance with Section 3.5, shall be determined in accordance with Section 3.2 as though the Participant (i) had remained employed with the Company until the first day of the calendar month following his or her 65th birthday, (ii) received Average Pensionable Pay or Career Average Pay, as the case may be, determined as of the end of the elimination period under the John Deere Long Term Disability Plan for Salaried Employees, and (iii) then incurred a Separation from Service with the Company, except that service as an Officer shall be determined for the period of time prior to the Disability.

(b)     Separation From Service Prior to 1 January 2005. If a Participant incurred a Separation from Service due to Disability prior to 1 January 2005, is entitled to a Plan Benefit based in part on credit for service with the Company after 31 December 2004 and, as of 1 January 2005, has not commenced payment of his Plan Benefit, such Plan Benefit shall be paid in a Lump Sum in accordance with Section A-1.2 or A-1.3; provided, however, that if the date specified for payment under Section A-1.2 or A-1.3 is prior to 30 November 2007, such Lump Sum shall be paid on or before 30 November 2007. The amount of the Participant’s Plan Benefit shall be determined in accordance with Section 3.2 and Section A-2.4(a).

(c)     The provisions of this Section A-2.4 shall be superseded by Section A-2.3 in the event that a Participant’s death occurs prior to payment of his entire Plan Benefit.

A-2.5   Return to Work Following Disability. If a Participant who has commenced payment of his Plan Benefit returns to work with the Company following his Separation from Service due to Disability and is eligible to become a Participant upon such return to work, such Participant shall begin accruing a new Plan Benefit. The determination of such Participant’s new Plan Benefit shall include the period beginning on the date of such Participant’s initial Separation from Service and ending on his subsequent Separation from Service following his return to work. Upon such Participant’s subsequent Separation from Service, the Participant’s new Plan Benefit shall equal his or her (i) Aggregate Plan Benefit, less (ii) the Lump Sum value of the Plan Benefit which the Participant previously received with interest credited from the date of receipt through the date of subsequent payment using the interest rate described in Section 3.5, and shall be paid to the Participant in a Lump Sum in accordance with Section A-1.2 or A-1.3, as applicable, based on the date of

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such subsequent Separation from Service. For purposes of this Section A-2.5, the Participant’s Aggregate Plan Benefit means the Plan Benefit the Participant would be entitled to receive had he or she remained continuously employed with the Company from his initial date of hire through the date of the Participant’s subsequent Separation from Service, recalculated pursuant to Sections 3.2-3.4 based on all service as an Officer and a non-Officer and all compensation paid by the Company, solely to the extent that such service and compensation are considered under the Traditional Pension Option or the Contemporary Pension Option, as applicable.

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APPENDIX B

ARTICLE B-1

MISCELLANEOUS PROVISIONS

B-1.1          Application of this Article. For purposes of clarification, the provisions in this Appendix B supplement the provisions in Appendix A, and are effective 1 January 2007 unless otherwise provided.

B-1.2          Impact of Vacation. If a Participant’s Retirement occurs immediately prior to or during such Participant’s Vacation, then, solely for purposes of determining the amount of the Plan Benefit for a Participant, such Participant’s Separation from Service shall be determined in accordance with the Prior Plan and the Participant shall be eligible to accrue benefits in accordance with the Plan until such Separation from Service; provided, however, that solely for purposes of this Section B-1.2, Vacation shall exclude any day of vacation not used by the Participant to extend his service under the Qualified Retirement Plan. Determinations under this Plan which provide for one day to be added for each day of Vacation shall be made using the same rules and principles applied to count days of Vacation used by active employees. (For example, weekends, holidays and scheduled shutdowns are not counted as Vacation days.)

B-1.3          Impact of Leave of Absence and Special Paid Leave of Absence.

(a)     Leave of Absence. If a Participant who has commenced payment of his Plan Benefit returns to work with the Company following his Separation from Service due to an approved Leave of Absence and is eligible to become a Participant upon such return to work, such Participant shall begin accruing a new Plan Benefit.  Upon such Participant’s subsequent Separation from Service, the Participant’s new Plan Benefit shall equal his or her (i) Aggregate Plan Benefit, less (ii) the Plan Benefit which the Participant previously received with interest credited annually using the interest rate described in Section 3.5, and shall be paid to the Participant in a Lump Sum in accordance with Section A-1.2 or A-1.3, as applicable, based on the date of such subsequent Separation from Service. For purposes of this Section B-1.3, the Participant’s Aggregate Plan Benefit means the Participant’s Plan Benefit determined as though the Participant had never commenced payment of his Plan Benefit upon the original Separation from Service, recalculated pursuant to Sections 3.2-3.4 based on all service as an Officer or Executive and a non-Officer and all compensation paid by the Company, solely to the extent that such service and compensation are considered under the Traditional Pension Option or the Contemporary Pension Option, as applicable.

(b)     Special Paid Leave of Absence. Solely for purposes of determining the amount of such Participant’s Vested Plan Benefit, a Participant who incurs a Separation from Service by reason of a Special Paid Leave of Absence shall receive a distribution of his Plan Benefit in a Lump Sum paid in accordance with Section A-1.3. The Participant’s immediate Single Life Annuity, which is then converted into a Lump Sum in accordance with Section 3.5, shall be determined in accordance with Section 3.2 as though the Participant (i) had remained employed with the Company until the expiration of such Participant’s Special Paid Leave of Absence, (ii) received Average Pensionable Pay or Career Average Pay, as the case may be, determined as of the date of the Participant’s commencement of the Special Paid Leave of Absence, and (iii) then incurred a Separation from Service with the Company.

B-1.4          No Acceleration or Delay. The Administrator shall not accelerate or delay payment under the Plan except to the extent that such acceleration (including as a result of a “change in control” within the meaning of the default provisions of Section 409A) or delay shall not cause any person to incur additional taxes, interest or penalties under Section 409A (“Section 409A Compliance”).

B-1.5          Interpretation Consistent with Section 409A Compliance. To the extent interpretation of the Plan is required, such interpretation shall be consistent with Section 409A Compliance.

ARTICLE B-2

AMENDMENT AND TERMINATION

B-2.1          Amendment and Termination. Notwithstanding any provision in this Plan to the contrary, the Board of Directors, the Committee, or the Deere & Company Management Compensation Committee shall have the unilateral right to amend, modify or terminate the Plan at any time. The Vice President of Human Resources of the Company shall have the unilateral right to amend or modify the Plan to the extent the Vice President of Human Resources of the Company deems such action to be necessary or advisable to avoid the imposition on any person of adverse or unintended tax consequences under Section 409A. Any determinations made by the Board of Directors, the Committee, the Management Compensation Committee, or the Vice President of Human Resources of the Company under this Section B-2.1 shall be final, conclusive and binding on all persons.

B-2.2          Plan Benefit in the Event of Termination. With respect to a Participant’s Plan Benefit, if the Plan is terminated, Plan Benefits shall be paid in accordance with Appendix A, unless the Board of Directors or the Committee, in its discretion and in full and complete settlement of the Company’s obligations under this Plan, causes the Company to distribute the full amount of a Participant’s then accrued and Vested Plan Benefit to the Participant in a Lump Sum; provided, that such distribution may be effected in a manner that will result in Section 409A Compliance.

ARTICLE B-3

DEFINITIONS

B-3.1          Section References. All references to sections are, unless otherwise indicated, references to sections of the Plan, including the appendices.

B-3.2          Terms Defined. Except as otherwise provided, whenever used in Appendix A, the following terms shall have the meanings set forth below:

(a)	“Annuity” means a Single Life Annuity or a Joint and Survivor Annuity.

(b)	“Committee” means the Company’s Pension Plan Oversight Committee.

(c)	“Joint and Survivor Annuity” shall have the meaning set forth in the Qualified Retirement Plan.

(d)	“Lump Sum” means the actuarial equivalent of a Participant’s Plan Benefit payable in a single cash lump sum on the Payment Date.

(e)	“Payment Date” means the date the Participant receives his Plan Benefit, in all cases in accordance with the applicable provisions of the Plan.

(f)

“Plan Benefit” means, as of a given date, the total benefit payable under the Plan to a Participant, expressed as a Single Life Annuity in accordance with the rules of Section 3.2, commencing on the Participant’s Normal Retirement Date or Postponed Retirement Date, as applicable, that a Participant has accrued under the Plan.

(g)	“Prior Plan” means the terms of the Plan in effect immediately prior to 1 January 2005, as set forth in the Company’s written documents, rules, practices and procedures applicable to this Plan.

(h)	“Retirement” or “Retire” means a Separation from Service by a Participant who is then Retirement Eligible.

(i)	“Retirement Eligible” means eligible for a normal retirement benefit or an early retirement benefit within the meaning of the terms of the Qualified Retirement Plan in effect as of 1 January 2007.

(j)	“Section 409A” means Section 409A of the Code and the applicable rulings and regulations promulgated thereunder.

(k)	“Section 409A Compliance” has the meaning set forth in Section B-1.4.

(l)	“Separation from Service” means, with respect to a Participant, a separation from service within the meaning of the default rules of Section 409A; provided that:

(1)                   for purposes of determining which entities are treated as a single “service recipient” with the Company, the phrase “at least 20 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3) of the Code and Section 1.414(c)-2 of the Treasury Regulations, as permitted under Section 1.409A-1(h)(3) of the Treasury Regulations; and

(2)                   a Participant absent from work due to Disability shall incur a Separation from Service 29 months after the date on which the Participant was first Disabled.

(m)     “Single Life Annuity” means a Participant’s Plan Benefit payable in monthly installments over the life of the Participant, commencing as of the Payment Date and ending with the payment due for the month in which the Participant dies, with no further payments on his behalf after his death.

(n)      “Special Paid Leave of Absence” has the meaning set forth in the Deere & Company Policy for Special Paid Leave of Absence for Salaried Employees.

(o)       “Termination” means a Separation from Service by a Participant who is not Retirement Eligible.

(p)      “Vacation” means one or more days, as the case may be, of such vacation to which the Participant is entitled pursuant to the policies and practices of the Company then in effect and (i) as of the date of the Participant’s Separation from Service, deferred from a prior anniversary year and unused as of such Separation from Service, (ii) earned in the current anniversary year and unused as of such Separation from Service and (iii) if a Participant’s Vacation described in clause (i) or (ii) of this definition is used in the anniversary year following the anniversary year in which such Separation from Service occurs, earned in such following anniversary year, whether or not used by the Participant.

(q)                   “Vested Plan Benefit” means the portion of the Participant’s Plan Benefit that has vested in accordance with Article 3.

EXHIBIT I

TITLES AS OF

	1 NOVEMBER 1996	OFFICER SINCE

Hans W. Becherer	Chairman & COO & CEO	26 Apr 1977
(Retired)

Bernard L. Hardiek	President, Worldwide	26 Aug 1987
	Ag. Equipment Division	(Retired)

Ferdinand F. Korndorf	President, Worldwide	23 Sep 1991
	Commercial & Consumer	(Retired)
Equipment Division

John K. Lawson	Sr. VP, Engineering,	27 Feb 1985
	Information & Technology	(Retired)

Eugene L. Schotanus	Executive VP	29 Jan 1974
	Financial Services	(Retired)

Joseph W. England	Sr. VP, Worldwide Parts	29 Jan 1974
	& Corp. Administration	(Retired)

Pierre E. Leroy	President, Worldwide	12 Dec 1985
	Industrial Equipment Div.	(Retired)

Michael S. Plunkett	Sr., VP, Engineering,	29 Jan 1980
	Technology & HR	(Retired)

Frank S. Cottrell	VP, General Counsel	26 Aug 1987
	& Corporate Secretary	(Retired)

Robert W. Lane	Chairman & CEO	16 Jan 1996
(Retired)

TITLES AS OF

	1 NOVEMBER 1996	OFFICER SINCE

John S. Gault	former VP, Engr., Info, &	01 Jan 1994
	Tech.	(Retired)
GM, Harvester

Glen D. Gustafson	former Comptroller	28 Jul 1981
	Dir., Bus. Planning	(Retired)

Robert W. Porter	Sr. VP, North American	16 Nov 1994
	Ag. Marketing	(Retired)

Adel A. Zakaria	Executive VP, Global	01 Apr 1992
	Tractor & Implement Sourcing	(Retired)

James D. White	Sr. VP, Manufacturing	26 Aug 1987
(Retired)

Mark C. Rostvold	Sr. VP, Worldwide	26 Aug 1987
	Commercial & Consumer	(Retired)
Equip. Division

Dennis E. Hoffmann	President	05 Dec 1990
	John Deere Insurance	(Retired)

Michael P. Orr	President	05 Dec 1990
	John Deere Credit Company	(Retired)

Richard J. VanBell	President	16 Jan 1994
	John Deere Health Care	(Retired)